EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A of Sterling Banks, Inc. of our report dated January 27, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Blue Bell, Pennsylvania August 10, 2006	/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP